Exhibit 10.3

English translation of Icelandic document

Loan Agreement

(Loan in foreign currency)

Between

Vetrargarðurinn ehf.

as Borrower

and

Íslandsbanki hf.

as Lender

Table of contents

1.	AMOUNT OF LOAN AND DISBURSEMENT

2.	REPAYMENT

3.	INTEREST, INTEREST ADJUSTMENTS AND PAYMENT OF INTEREST

4.	COST

5.	INSURANCE

6.	CONDITIONS FOR DISBURSEMENT

7.	SPECIFIC WARRANTS OF THE BORROWER

8.	PAYMENT OF TAXES RELATING TO THE CONCLUSION OF THE AGREEMENT

9.	SPECIFIC COVENANTS

10.	EVENTS OF DEFAULT – REMEDIES

11.	NOTICES

12.	FORCE MAJEURE

13.	FURTHER PROVISIONS

ANNEX 1 – LOAN DISBURSEMENT APPLICATION
ANNEX 2 - FOREIGN CURRENCY ACCOUNTS

Íslandsbanki hf., State Reg. No. 550500-3530, Kirkjusandur 2, 155 Reykjavík, hereinafter referred to as the Lender, and Vetrargarðurinn, State Reg. No. 581201-2490, Sturlugata 8 ehf., Reykjavík, hereinafter referred to as the Borrower, enter into the following

Loan Agreement

on a loan for a term of 9 years in the amount of up to

USD 17,500,000.- seventeen million five hundred thousand 00/100 US dollars on the terms described herein.

1.              Amount of Loan and Disbursement

The Borrower undertakes to borrow, and the Lender undertakes to lend the agreed amount. The loan is available for disbursement as of the signature of this Agreement until 19 March 2004.  The loan shall be disbursed to the Borrower in a single payment.

The Borrower shall send to the Lender a disbursement application with at least 2 working days’ notice specifying the account number in which the loan shall be deposited.  A disbursement application form is attached to this Agreement as Annex 1.

In the event that the Borrower has not sent a written disbursement application before 17 March 2004 the loan offer of the Lender shall lapse without notice and without warning, provided that the Lender has not given written confirmation to the contrary.  In the event that the obligation of the Lender lapses pursuant to the above, the Borrower shall pay the Lender all costs incurred by the Lender as a result of this Agreement.

The Lender shall dispose of the loan directly for the full discharge of a long-term loan to the Borrower from the Lender dated 13 March 2002, initially amounting to USD 6.62 million, with the remaining balance for general use in the operation of the Company.

2.              Repayment

The Borrower undertakes to repay the loan in 20 quarterly instalments, the first instalment being due for payment on 1 March 2009.

The loan shall be repaid into the foreign currency account of the Lender, identified in Annex 2.

In the event that the payment date of instalments and/or interest does not fall on a banking day, the payment date shall be transposed to the banking day immediately following, unless such day is in the following month, in which case the payment date shall be transposed to the immediately preceding banking day.

Annually, as of the interest payment date on 1 March 2006, the Borrower may pay the loan in full subject to payment of a prepayment premium of 1% for each remaining year of the term of the loan, as current at any time.  In any case, such prepayment premium shall never exceed 6%. No later than 10 working days prior to the interest payment date, the Borrower shall notify the Lender of a proposed prepayment of the loan.

Repayment and/or mortgaging relating to mortgage ratio:

On each due date during the term of the loan the Borrower shall ensure that the mortgage ratio (calculated as the balance of the bond issued by the Borrower on 3 January 2002 in the initial amount of ISK 1,400 million, in addition to the balance pursuant to a loan agreement dated 21 December between Sturlugata ehf. (currently the Borrower “Vetrargarðurinn ehf.”) and the Lender in the initial amount USD 4.0 million, as well as the loan pursuant to this Agreement, divided by the market value of the property Sturlugata 8, Reykjavík) is less than or equal to the ratio shown in the following table:

From the signing of this Loan Agreement until December 2004	>75%
From December 2004	>70%
From December 2005	>65%
From December 2006 to the close of the loan term	>60%

The Borrower may, at his own option, prepay the loan on interest payment dates, without payment of a separate prepayment premium, provided that the above ratios are maintained; alternatively, the Borrower may provide as security, in the form of cash, an amount corresponding to the amount of prepayment required to maintain the above ratios.

During the term of the loan, the Borrower is entitled to request on two occasions an independent assessment of the market value of the property at Sturlugata 8, Reykjavík.  The Borrower shall bear the expense of such assessment.  The property shall be assessed by two real estate agencies, Kjöreign ehf. and Eignamiðlunin ehf., and the market value for the purposes of this Agreement shall be the average of the assessment of both real estate agencies.  If either or both of the above real estate agencies cease their operation during the term of the Agreement the Borrower and the Lender shall jointly decide which accredited real estate agent shall replace them.  The Lender and the Borrower agree that the market value of Sturlugata 8 on the signature of this Agreement is the assessed market value of the property in November 2001, amounting to ISK 3,200 million, adjusted from time to time pursuant to the consumer price index on the basis of the 2001 November base index (217.7 points), corresponding, on the signature of this Agreement, to ISK 3,371 million, unless this is changed following an independent assessment pursuant to the above.

A banking day is a business day when banks are open in Reykjavík and London.

The place of payment is with the Lender.

3.              Interest, Interest Adjustments and Payment of Interest

(a)                                                                  The loan shall carry an interest rate equivalent to 3-month LIBOR rates as determined for the US dollar at any time, plus a margin of 3.0% - three-point-zero percent. LIBOR (London Inter Bank Offered Rate) interest refers to interest on the London Interbank Market as posted at 11 a.m., local time, in London on the Reuter BBA screen.

(b)                                                                 In the event of default by the Borrower in respect of a debt pursuant to this Loan Agreement, the Borrower shall pay penalty interest corresponding to the base interest rate plus the margin referred to in item (a) above, plus the added default margin of 6.0% - six-point-zero percent of the due amount or called-in amount from the due date to the date of payment.

(c)                                                                  In the event of default by the Borrower on the loan pursuant to this Agreement, the Lender may, furthermore, convert the loan into Icelandic krónur based on the posted selling rate of the Lender for the currencies of which the loan is composed at the close of the date of calling in.  In place of interest and default margin pursuant to item (b) above, the default interest shall in such an event be paid based on the base default interest rate posted by the Central Bank of Iceland at each time with default margins pursuant to Paragraph 1 of Article 6 of the Interest Act No. 38/2001, on the due or called-in amount from the due date to the date of payment. The Lender shall notify the Borrower of the date of the intended conversion of the debt with a minimum advance notice of one week. Once the loan has been converted into Icelandic krónur it may not be converted back into the original currency without the written approval of the Borrower.

Interest is calculated from the date of disbursement of the loan. The interest shall be calculated so that on an annual basis the actual number of days is used to multiply and then divided by 360.

The interest is determined in advance for three months at a time, two working days prior to the beginning of the next interest period. The first interest period may be longer or shorter, as it begins on the date of the disbursement of the loan and ends on 1 June 2004.

Interest shall be paid every three months, with the first payment on 1 June 2004.

Unpaid default interest shall accrue to the principal every 12 months, for the first time 12 months after the first date of default.

The Lender may adjust the interest margin unilaterally on the interest payment date 1 March 2009. No later than 30 days prior to the said interest payment date, the Lender shall notify the Borrower of the applicable margin as of that interest payment date. If the Lender’s decision on the interest margin is unacceptable to the Borrower, the Borrower may pay the loan, including accrued interest and costs, in full, on the review date of the interest without payment of a separate prepayment fee, provided that he has informed the Lender of such intention with one week’s notice.

4.              Cost

The Borrower shall pay a facility fee amounting to 2% of the total loan amount, to be deducted on the disbursement of the loan.

The Borrower undertakes to pay any collection costs arising from each interest and/or instalment payment pursuant to the tariff of the Lender as current at any time as well as any costs which may arise from collection measures taken as a result of his default, at no cost to the Lender.  In addition, the Borrower shall pay the cost of individual services of the Lender pursuant to the tariff of the Lender, as current at any time, such as costs resulting from transfers and the cost of delivering payments to the Lender.

5.              Insurance

A General Bond previously issued by the Borrower to the Lender, dated 28 February 2002, initially secured by a third-rank mortgage (currently a second-rank mortgage) on the property Sturlugata 8, Reykjavík, amounting to ISK 800,000,000 and USD 7,280,000, secured the debts of that Loan Agreement and the bonds to be paid up with the loan taken pursuant to this Agreement.

The Borrower undertakes to inscribe the General Bond so that instead of securing the above debts, which will now be paid in full, the Bond will secure all the debts and obligations of the Borrower under the present Loan Agreement.  A separate statement shall be issued to this effect to be officially registered.

By their signature of this Loan Agreement, and as surety for the prompt and full payment of the loan, deCODE genetics Inc., Delaware, USA, and Íslensk erfðagreining ehf., State Reg. No. 691295-3549, Sturlugata 8, Reykjavík, undertake to guarantee the loan, jointly and severally, as absolute guarantors. The guarantee covers the payment of the amount of the loan including all interest and costs of any kind. The guarantee shall remain in effect regardless of whether a payment deferral is granted on one or more occasion, until such time as the loan is fully discharged.

6.              Conditions for Disbursement

The Borrower’s delivery of the following documents to the Lender, of the content and in a form acceptable to the Lender, is a prerequisite for the disbursement of the loan pursuant to this Agreement:

1.               The Articles of Association of the Borrower and Guarantors.

2.               Decision of the Board of Directors of the Borrower concerning the borrowing and mortgaging or a power of attorney from the Board for the borrowing and mortgaging.

3.               Decision of the Board of Directors of Íslensk erfðagreining ehf. and deCODE genetics Inc. concerning absolute guarantees pursuant to Article 5 of this Agreement or power of attorney to sign the loan documents.

4.               Certification that the Borrower has purchased insurance for the mortgaged property.

5.               An inscription on the General Bond pursuant to Article 5, officially registered without comment.

6.               “Secretary’s Certificate” from deCODE genetics, Inc. to the effect that the guarantee of deCODE genetics Inc is provided on the authority of the Board of Directors and is binding for the Company.

7.               Written disbursement instructions.

7.              Specific Warrants of the Borrower

By his signature on this Loan Agreement the Borrower warrants to the Lender that:

a)              All the necessary decisions taken on the part of the Borrower in order to establish a binding agreement have been made in a lawful manner;

b)             The Agreement is signed on behalf of the Borrower by parties legally entitled to do so and a contract has been established which is binding for the Borrower in every respect;

c)              The Agreement does not violate the Articles of Association of the Borrower or any agreement that the Borrower has entered into with a third party or parent company or subsidiary;

d)             The Borrower is not engaged in any litigation or disputes that could have a substantial negative impact on his financial standing or ability to fulfil his obligations under the provisions hereof;

e)              None of the events of default described in Article 10 are present;

f)                He has provided the Lender with all the information necessary to assess his financial standing;

g)             The information contained in the Agreement, or provided by the Borrower in connection with its content, is adequate and materially correct, and

h)             The accounts of the Borrower are in compliance with the law and generally accepted accounting standards.

The above information from the Borrower shall be regarded as repeated on the due dates of the interest and / or instalments unless specifically stated otherwise by the Borrower.

8.              Payment of Taxes Relating to the Conclusion of the Agreement

The Borrower shall pay all public levies or taxes which may be imposed on the Agreement or payments pursuant to the Agreement at no cost to the Lender.

9.              Specific Covenants

The Borrower and the Guarantors undertake to observe the following terms until the debt pursuant to the Agreement is fully discharged:

(i)                                                Notice of default: The Borrower and the Guarantors undertake to notify the Lender in writing without delay if it comes to their attention that an event of default has taken place.

(ii)                                             Annual Accounts and Interim Statements: The Borrower and the Guarantors undertake to send to the Lender an audited Annual Statement as well as reviewed semi-annual statements no later than four months following the close of the accounting period.  The Annual Accounts shall be audited and prepared in accordance with statutory law and accepted accounting standards.

(iii)                                          Sale of mortgaged property:  The Borrower and Íslensk erfðagreining ehf. undertake not to sell the property pledged as security for this Agreement without the prior approval of the Lender.

(iv)                                         Ban on mergers or demergers: The Borrower undertakes not to merge with another company or companies or to divide the company into two or more independent companies without the approval of the Lender.

(v)                                            Insurances: The Borrower undertakes to insure the mortgaged property for its real worth for the entire term of the Agreement.

(vi)                                         Restrictions on changing the operation or object of the Borrower: The Borrower undertakes not to change his operations in such a way as to require amendment of the Company’s object in its Articles of Association.

(vii)                                      Disposal of insurance compensation, notification requirement:  The Borrower undertakes to inform the Lender immediately if circumstances arise where the Borrower is, or may be, entitled to insurance compensation owing to damage of the mortgaged property if the damage is valued in excess of ISK 10,000,000.-  Furthermore, the Borrower undertakes not to dispose of such payments except in consultation with and with the approval of the Lender.

(viii)                               Delivered Declarations: The Borrower warrants that declarations delivered in connection with the conclusion of this Agreement are correct. The Lender is entitled to request confirmation that such information is correct at any time during the term of effect of the Agreement.

(ix)                                           Disposal of the loan: The Borrower undertakes to dispose of the loan for the purpose that it was intended.

10.       Events of Default – Remedies

The following shall constitute events of default on the part of the Borrower under this Agreement:

(i)                                                             The Borrower fails to pay on the correct due date or in the correct currency, and such default continues for longer than 14 days from the due date;

(ii)                                                          The Borrower repeatedly fails to pay at the correct time and in the correct currency;

(iii)                                                       A debt or commitment of the Borrower or the Guarantor, extraneous to this Agreement, amounting to over USD 1,000,000, or an equivalent amount in any other currency, is defaulted on in such a way that it gives rise to the right to call in the debt, unless such default arises from a reasonable protest on the part of the Borrower to such a claim and a proper defence is maintained;

(iv)                                                      The Borrower violates Article 9 concerning the insurance of the mortgaged property (v) and the Borrower and/or Íslensk erfðagreining as Guarantor violate the provisions of Article 9 concerning the sale of the mortgaged property (iii);

(v)                                                         The Borrower violates any provisions of Article 9 other than those referred to in Article 9 (v) and such violation continues for longer than 15 days after the Lender has sent the Borrower a request for remedy;

(vi)                                                      The Borrower’s or the Guarantor’s assets are subjected to attachment, a request is submitted for the enforced auction of their assets, they petition for a moratorium on debts, they seek formal or informal composition agreements with their creditors on the cancellation of debts or a request is made for the subjection of their estates to bankruptcy proceedings;

(vii)                                                   A request is made for the dissolution of the Borrower’s company or the Guarantor’s company;

(viii)                                                Any information from the Borrower or the Guarantor and/or the obligations undertaken by the Borrower or the Guarantor under this Agreement prove to have been so substantially false, inadequate or misleading when they were submitted to the Lender that it would probably have affected the Lender’s willingness to grant the loan.

In the event of default, as defined in this Article, the lender may, without notice or warning, call in the entire balance of the loan together with accrued interest and other payments due from the Borrower pursuant to this Agreement. The Borrower shall pay default interest on the due or called-in amount pursuant to Article 3 of the Agreement.

When the loan is due in accordance with the above, the Lender is entitled, without further notice, to seek enforcement of his claims in the security provided by the Borrower to the Lender. The Lender is free to decide, at his sole discretion, whether to seek enforcement of all the security placed or any part of the security, and, if the latter, in what order.

11.       Notices

All notices sent by the parties to one another pursuant to this Agreement shall be sent as specified below:

Íslandsbanki, Attn. Corporate Finance Division, Kirkjusandur 2, 155 Reykjavík.  Fax. + 354 580-5120.

Vetrargarðurinn ehf., Attn. Board of Directors, Sturlugata 8, 101 Reykjavík. Fax. +354 570-1981

Íslensk erfðagreining, Attn. Chief Financial Officer, Sturlugata 8, 101 Reykjavík. Fax. + 354 570-1981.

deCODE genetics Inc., Attn. CEO, Sturlugata 8, 101 Reykjavík. . Fax. + 354 570-1981.

Notices may be sent by fax, provided that the sender takes full responsibility that such notices are received by the intended recipient. The Borrower will notify the Lender promptly of any change in his address, telephone number, e-mail address or other comparable information.

12.       Force Majeure

In the event of a substantial change in the business terms of the Lender resulting from events for which the Lender cannot be held responsible, and which do not relate to his financial standing and credit rating, all other things being equal, e.g. changes in loan markets, government decisions, war, nuclear accidents or incidents that can be classified as events of force majeure, with the result that the Lender is unable to obtain overseas loan capital for the financing of this Agreement on similar terms as those anticipated on its negotiation, the Lender may, following prior notification to the Borrower, call in the balance of the loan with 60 days’ notice.  The Lender is not responsible for any potential losses incurred by the Borrower in connection with such a calling in of the balance.

13.       Further Provisions

Headings in this Agreement are solely for convenience and have no substantive significance for this Agreement.

This Agreement is subject to the law of the Republic of Iceland. Any legal proceedings in respect of this Agreement shall be conducted before the District Court of Reykjavík.

The Lender may assign all or any of its rights and obligations hereunder, in full or in part, to other financial institutions.

This Agreement is concluded in 10 numbered pages and in two copies, one to be held each party.

In witness whereof, the parties have signed this Agreement in the presence of witnesses to the correct date and signature.

Reykjavík, 12 March 2004

For the Board of Vetrargarðurinn ehf.	For Íslandsbanki hf.

In acceptance of the above in the capacity of

Guarantors:

For Íslensk erfðagreining ehf.	For deCODE genetics, Inc.

ANNEX 1 – LOAN DISBURSEMENT APPLICATION

Íslandsbanki
Corporate Finance
Kirkjusandur 2
155 Reykjavík

[Place], [Date]

Subject:  Request for disbursement of loan.

With reference to Article 1 of the Agreement between [the Borrower] and Íslandsbanki hf., dated [date] concerning a loan in the amount of [currency] [amount]-, a request is hereby submitted, in accordance with the concluding provisions of Article 1 of the Agreement, for the loan to be disbursed as follows:

Loan [or part of loan] in [currency]:

Payment date:	[	]
Recipient of Disbursement:	[Name, Id. No., Address	]
Account No.	[	]
Receiving Bank	[	]
Explanation	[if appropriate	]

Respectfully,

ANNEX 2 – FOREIGN CURRENCY ACCOUNTS

Foreign currency accounts for the payment of loans
when paying in foreign currency

Íslandsbanki hf.
State Reg. No. 550500-3530
Kirkjusandur 2
155 Reykjavík

Domestic USD account

Branch	Acct. type No.	Number	Currency

500	38	119160	USD

Overseas USD account

Currency	Bank	SWIFT code	Account number

USD	Chase Manhattan Bank, New York	CHASU33	544-7-21738